Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of SAIC General Motors Corp., Ltd and subsidiaries dated January 26, 2017, appearing in the Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2016.

/s/ DELOITTE TOUCHE TOHMATSU CERTIFIED PUBLIC ACCOUNTANTS LLP

Shanghai, People’s Republic of China

June 16, 2017